QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Summit Hotel Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUMMIT HOTEL PROPERTIES, INC.

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Summit Hotel Properties, Inc. (the "Company") will be held on Wednesday, June 12, 2013 at 3:00 p.m., Central Time, at the Company's principal executive office, 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, for the following purposes:

        1.     To elect to the Board of Directors the six nominees named in the attached Proxy Statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

        2.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

        3.     To hold an advisory vote on executive compensation; and

        4.     To transact such other business as may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        We know of no other matters to come before the Annual Meeting. Only stockholders of record as of the close of business on April 26, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting.

        Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. If you vote by proxy, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher Eng
Vice President, General Counsel and Secretary

Austin, Texas
April 24, 2013

SUMMIT HOTEL PROPERTIES, INC.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(512) 538-2300

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Proxy Solicitation

        The Board of Directors (the "Board") of Summit Hotel Properties, Inc., a Maryland corporation, has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with its solicitation of proxies for its Annual Meeting of Stockholders to be held on June 12, 2013, at 3:00 p.m., Central Time, at the Company's principal executive office, 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, and at any adjournments or postponements thereof (the "Annual Meeting"). These materials were first made available to stockholders on April 24, 2013. Unless the context requires otherwise, references in this Proxy Statement to "Summit," "we," "our," "us" and the "Company" refer to Summit Hotel Properties, Inc. and its consolidated subsidiaries.

        Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our stockholders. All stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice of Internet Availability. Stockholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.

        No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Summit Contact Information

        The mailing address of our principal executive office is 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, and our main telephone number is (512) 538-2300. We maintain an Internet website at www.shpreit.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:
On what am I voting?

A:
You are being asked to vote on the following proposals:

•
the election of the director nominees named in this Proxy Statement (Proposal No. 1);

•
the ratification of Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2); and

•
the approval, on an advisory (non-binding) basis, of our named executive officers' compensation (Proposal No. 3).

Q:
Who can vote?

A:
Holders of our common stock as of the close of business on the record date, April 26, 2013, are entitled to vote, either in person or by proxy, at the Annual Meeting. Each share of our common stock has one vote.

Q:
How do I vote?

A:
By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares in one of the following ways:

•
by telephone;

•
by Internet; or

•
by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.

  The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are included in the Notice of Internet Availability and the proxy card. If you mail us your properly completed and signed proxy card, or vote by telephone or Internet, your shares will be voted according to the choices that you specify.

  If you sign and mail your proxy card without marking any choices, your proxy will be voted:

  •
  FOR the election of all director nominees;

  •
  FOR the ratification of E&Y as our registered independent public accounting firm for the fiscal year ending December 31, 2013; and

  •
  FOR the approval, on an advisory basis, of our named executive officers' compensation.

  We do not expect that any other matters will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If an issue should arise for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

  In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on April 26, 2013. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee that holds your shares giving you the right to those shares.

Q:
May I change or revoke my vote?

A:
Yes. You may change your vote or revoke your proxy at any time prior to the Annual Meeting by:

•
notifying our Secretary in writing that you are revoking your proxy;

•
providing another signed proxy that is dated after the proxy you wish to revoke;

•
using the telephone or Internet voting procedures; or

•
attending the Annual Meeting and voting in person.

Q:
Will my shares be voted if I do not provide my proxy?

A:
It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting.

  Brokerage firms generally have the authority to vote customers' un-voted shares on certain "routine" matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the ratification of E&Y as our registered independent public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2) if you do not timely provide your voting instructions, because this matter is considered "routine" under the applicable rules. The other items (Proposals Nos. 1 and 3) are not considered "routine" and therefore may not be voted by your broker without instruction.

Q:
What constitutes a quorum?

A:
As of the record date, we expect there to be 65,931,900 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

Q:
What vote is needed to approve the matters submitted?

A:
Election of Directors (Proposal No. 1).    Directors are elected by a plurality of the votes cast at the Annual Meeting. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal. In March 2013, the Board adopted a policy on voting regarding directors. Under the policy, at any meeting of stockholders at which members of the Board are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" election will submit to the Board a written offer to resign from the Board no later than two weeks after the certification of the voting results. For additional information regarding this policy, please see "Corporate Governance Matters—Policy on Voting Regarding Directors."

  Ratification of Appointment of E&Y (Proposal No. 2).    The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal.

  Approval, on an Advisory Basis, of Our Named Executive Officers' Compensation (Proposal No. 3).    The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        The Board has fixed the number of directors at six. The six persons named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

        The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve if elected. In addition, the Board has determined that all of the persons named below, other than Mr. Boekelheide and Mr. Hansen, are independent under applicable SEC and NYSE rules.

        In determining the independence of Mr. Storey, the Board specifically considered his position with LodgeNet Interactive Corporation (OTC: LNETQ) and the amounts paid and received for services associated with LNETQ's services in our hotels. The Board has determined that Mr. Storey is independent within the meaning under the NYSE rules. See "Related Party Transactions."

        The following table sets forth the name, position with our company and age of each nominee for election to the Board at the Annual Meeting:

Name	Position	Age
Kerry W. Boekelheide	Executive Chairman of the Board	58
Daniel P. Hansen	President and Chief Executive Officer	44
Bjorn R. L. Hanson	Independent Director	61
David S. Kay	Independent Director	46
Thomas W. Storey	Independent Director	56
Wayne W. Wielgus	Independent Director	58

        We believe that all of the nominees are intelligent, experienced, collegial, insightful and proactive with respect to management and risk oversight, and that they exercise good judgment. The biographical descriptions below set forth certain information with respect to each nominee, including the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director.

        Kerry W. Boekelheide.    Mr. Boekelheide has served as our Executive Chairman of the Board since our formation in June 2010. He served as the Chief Executive Officer and as a member of the Board of Managers of our predecessor, Summit Hotel Properties, LLC ("SHP LLC"), from January 2004 until February 2011. Mr. Boekelheide has served as the Chairman and sole director of The Summit Group, Inc. ("The Summit Group") from 1991 until its dissolution in December 2012. The Summit Group, with its affiliates, developed and acquired 54 hotels from 1991 through 2004. Prior to forming

The Summit Group, Mr. Boekelheide was President and a shareholder of Super 8 Management, Inc., which was responsible for the management of over 100 Super 8 Motels located across the United States and Canada, and held numerous other positions in various companies that developed, owned and operated Super 8 Motels in the United States and Canada. Mr. Boekelheide received a B.S. degree in business from Northern State University.

        The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Boekelheide should serve as a director because he brings to the Board leadership experience and extensive experience and knowledge of our company and the hospitality industry. As the founder and Chief Executive Officer of SHP LLC, our predecessor, and the Chairman of The Summit Group, our predecessor's former hotel management company, Mr. Boekelheide has long-term and valuable hands-on knowledge of the issues, opportunities and challenges facing our company and its business. In addition, Mr. Boekelheide brings his broad strategic vision for our company to the Board.

        Daniel P. Hansen.    Mr. Hansen has served as our President and Chief Executive Officer and been a member of the Board since our formation in June 2010. Prior to joining our company, Mr. Hansen served in various capacities at The Summit Group. Mr. Hansen joined The Summit Group in October of 2003 as Vice President of Investor Relations. His responsibilities included leading the capital raising efforts for SHP LLC's private placements of its equity securities and assisting in acquisition due diligence. In 2005, he was appointed to SHP LLC's Board of Managers and was promoted to Executive Vice President, in which capacity he was part of the team that acquired over $140 million of hotel properties and led the development of over $240 million of hotel assets. He was appointed President of The Summit Group and Chief Financial Officer of SHP LLC in 2008. His primary responsibilities included the development and execution of growth strategies for SHP LLC, raising equity capital and hotel development and acquisition. Prior to joining The Summit Group, Mr. Hansen spent 11 years with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") in various leadership positions, culminating as a Vice President and Regional Sales Manager for Merrill Lynch in the Texas Mid-South Region, which included Texas, Louisiana, Arkansas and Oklahoma. Mr. Hansen received a B.A. in economics from South Dakota State University.

        The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Hansen should serve as a director because he currently serves as our President and Chief Executive Officer and provides a critical link between the executive management team, which is responsible for the day-to-day management of our company, and the Board. We believe his service as a director enables the Board to perform its oversight function with the benefits of management's perspectives on our business. Mr. Hansen also provides us with extensive experience in the hospitality industry as well as a capital markets background that will assist the Board in analyzing capital raising opportunities and issues.

        Bjorn R. L. Hanson.    Dr. Hanson has been a member of the Board since the completion of our initial public offering, or IPO, in February 2011. Dr. Hanson has worked in the hospitality industry for more than 35 years and has been involved in consulting, research and investment banking in the lodging sector. He joined the New York University School of Continuing Professional Studies in June 2008 as a clinical professor teaching in the school's graduate and undergraduate hospitality and tourism programs and directing applied research projects. In 2010, he was appointed as the divisional dean of that school's Preston Robert Tisch Center for Hospitality, Tourism, and Sports Management. Before joining the Tisch Center, Dr. Hanson was a partner with PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand LLP, which he joined in 1989. Dr. Hanson founded the hospitality, sports, convention and leisure practice and held various positions at PricewaterhouseCoopers and Coopers & Lybrand, including National Industry Chairman for the Hospitality Industries, National Service Line Director for Hospitality Consulting, National Industry Chairman for Real Estate, Real Estate Service Line Director and National Director of Appraisal Services. Additionally, he served on the U.S. leadership committee and global financial advisory services management committee of PricewaterhouseCoopers. Dr. Hanson was also managing director with two Wall Street firms, Kidder, Peabody & Co. and PaineWebber Inc., for which he led banking and research departments for lodging and gaming. Dr. Hanson received a B.S. from Cornell University School of Hotel Administration, an M.B.A. from Fordham University and a Ph.D. from New York University.

        The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Dr. Hanson should serve as a director because he brings a wide range of experience in consulting, research and investment banking in the hospitality industry to the Board. He also brings an academic perspective on the hospitality and tourism industries, which enhances the ability of the Board to analyze macroeconomic issues and trends relevant to our business. Finally, Dr. Hanson's leadership roles in market trend analysis, economic analysis and financial analysis specific to our industry provide the Board with additional depth in analyzing financial reporting issues faced by companies similar to ours.

        David S. Kay.    Mr. Kay has been a member of the Board since the completion of our IPO in February 2011. Mr. Kay has worked in finance, accounting and business planning and strategy for more than 20 years and has been involved with REITs for over 13 years. He is the Chief Investment Officer and Chief Financial Officer of Capital Automotive Real Estate Services, Inc., whose predecessor, Capital Automotive REIT, he co-founded in 1997 and took public in 1998. Mr. Kay served as Senior Vice President, Chief Financial Officer and Treasurer for Capital Automotive until it was taken private in a nearly $4 billion privatization transaction in 2005. Prior to founding Capital Automotive, Mr. Kay worked at the public accounting firm of Arthur Andersen LLP in Washington, D.C. for approximately ten years. While at Arthur Andersen, Mr. Kay provided consulting services to clients regarding mergers and acquisitions, business planning and strategy and equity financing. He has experience with capital formation projects, roll-up transactions and IPOs for companies in various industries. Mr. Kay is a member of James Madison University's College of Business Executive Advisory Council and is a Certified Public Accountant. Mr. Kay received a B.B.A., with a concentration in accounting, from James Madison University.

        The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Kay should serve as a director because of his financial and auditing experience specific to the REIT industry. Mr. Kay worked in auditing for Arthur Andersen for ten years and is the Executive Vice President, Chief Financial Officer and Treasurer of Capital Automotive Real Estate Services, Inc., whose predecessor, Capital Automotive REIT, was a publicly traded REIT. Mr. Kay also gained experienced with the issues facing new, publicly traded REITs at Capital Automotive.

        Thomas W. Storey.    Mr. Storey has been a member of the Board since the completion of our IPO in February 2011. Mr. Storey has worked in the hospitality industry for more than 25 years. Beginning in May 2013, Mr. Storey will serve as the President of Hospitality of LodgeNet Interactive Corporation (OTC: LNETQ), a hotel industry technology company. Currently, Mr. Storey is the Executive Vice President Business Strategy for Fairmont Raffles Hotels International ("FRHI"), a leading global hotel company with over 100 hotels worldwide under the Fairmont, Raffles and Swissôtel brands, which Mr. Storey joined in 1999. Having helped launch FRHI as a publicly traded company and its subsequent privatization, Mr. Storey is responsible for strategic planning and helping to identify new opportunities for FRHI that capitalize on improving business fundamentals. Mr. Storey has held a series of progressive leadership positions with FRHI, including Executive Vice President, Development and Executive Vice President Business Development & Strategy, as well as President of Fairmont Hotels and Resorts. Mr. Storey has been a member of various hospitality industry organizations, including the American Hotel & Lodging Association, the Travel Industry Association of America, and Professional Conference and Meeting Planners. Mr. Storey received a B.A. in economics from Bates College and an M.B.A. from the Johnson School at Cornell University.

        The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Storey should serve as a director because he provides the Board with strategic vision specific to the hospitality industry. In addition, Mr. Storey has substantial leadership experience in the hospitality industry, including as Executive Vice President Business Strategy of FRHI, where Mr. Storey has been instrumental in helping lead that company through various lodging cycles. The Board expects Mr. Storey's experience in analyzing and reacting to changing conditions in the hospitality industry will serve the Board as we grow. The Board also expects Mr. Storey's operations experience as President of Fairmont Hotels and Resorts to help him provide valuable insights to the Board. Mr. Storey also possesses particular expertise in business travel, an important aspect of our business.

        Wayne W. Wielgus.    Mr. Wielgus has been a member of the Board since the completion of our IPO in February 2011. Mr. Wielgus has worked in the hospitality industry for more than 30 years. In August 2009, Mr. Wielgus founded International Advisor Group LLC, which advises several companies in the hospitality industry. Before founding International Advisor Group, he served as Senior Vice President of Marketing of Celebrity and Azamara Cruises, two of Royal Caribbean Cruises Ltd.'s brands, from March 2008 until August 2009, where he was responsible for the two brands' overall marketing efforts, including brand strategy and development, advertising, web marketing and research. Mr. Wielgus served as Executive Vice President and Chief Marketing Officer of Choice Hotels International, Inc. from September 2004 until July 2007, after serving as that company's Senior Vice President, Marketing from September 2000 to September 2004. Prior to joining Choice Hotels, Mr. Wielgus held various positions with Best Western International, Inc., Trusthouse Forte PLC, InterContinental Hotels Corporation and Ramada Worldwide Inc. Mr. Wielgus received a B.S. in Marketing from Fairfield University and an M.B.A. from the University of Memphis.

        The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Mr. Wielgus should serve as a director because of his business, leadership and management experience, including expertise leading marketing strategy and initiatives for a company in the tourism industry, which is a significant part of our business. Mr. Wielgus also gained similar experience specific to the hospitality industry in his role as Executive Vice President and Chief Marketing Officer of Choice Hotels International, Inc. Thus, Mr. Wielgus also brings to the Board insights from the perspective of hotel franchisors, which we expect to enhance our ability to maximize our brand strategy and franchisor relationships. He currently acts as an outside consultant to companies in the hospitality industry, providing insight into issues our company faces.

        The Board recommends that you vote "FOR" the election of each nominee for director named above.

 EXECUTIVE OFFICERS

        Our executive officers and their ages as of the Annual Meeting are as follows:

Name	Age	Position
Kerry W. Boekelheide	58	Executive Chairman of the Board
Daniel P. Hansen	44	President and Chief Executive Officer
Craig J. Aniszewski	50	Executive Vice President and Chief Operating Officer
Stuart J. Becker	51	Executive Vice President, Chief Financial Officer and Treasurer
Christopher R. Eng	42	Vice President, General Counsel and Secretary
Troy L. Hester	57	Vice President, Chief Accounting Officer and Director of SEC Reporting

        Biographical information with respect to Messrs. Boekelheide and Hansen is set forth above under "Proposal No. 1: Election of Directors."

        Craig J. Aniszewski.    Mr. Aniszewski has served as our Executive Vice President and Chief Operating Officer since our formation in June 2010. Mr. Aniszewski joined The Summit Group in January 1997 as Vice President of Operations and Development. He became the Executive Vice President and Chief Operating Officer of The Summit Group in 2007 and was a member of the Board of Managers of SHP LLC from January 2004 until February 2011. Mr. Aniszewski joined The Summit Group following 13 years with Marriott International, Inc., where he held sales and operations positions in full-service convention and resort hotels. During his career with Marriott, he also worked in the select-service sector, holding positions including the Director of Sales and General Manager for Residence Inn by Marriott and Courtyard by Marriott-branded hotels located in Florida, New York, Connecticut, Pennsylvania, Maryland and North Carolina. Mr. Aniszewski received a B.S. degree in criminal justice with minors in business and psychology from the University of Dayton.

        Stuart J. Becker.    Mr. Becker has served as our Executive Vice President, Chief Financial Officer and Treasurer since our formation in June 2010. Mr. Becker joined Summit Green Tiger Investments, LLC ("Summit Green Tiger"), an affiliate of The Summit Group, in 2007 as an Executive Vice President and Secretary where he focused on acquisitions, capital allocation, debt placement and strategic analysis. Prior to joining Summit Green Tiger, Mr. Becker served as a principal of McCarthy Group, Inc. and its subsidiary, McCarthy Capital, Inc. from 2005 to 2007. McCarthy Group is a private equity company headquartered in Omaha, Nebraska, which focuses on diversified investments in growth companies. Mr. Becker was responsible for managing deal flow, acquisitions, underwriting and investment oversight. From 1984 until 2005, Mr. Becker was involved in finance and corporate banking for several regional and national banking firms, including First Interstate, First Bank (predecessor to US Bank) and most recently, First National Bank of Omaha, from 1997 to 2005, where he was Vice President for corporate banking, regional credit and syndications. Mr. Becker received a B.S. degree in business management from the University of South Dakota and an M.B.A. from the University of Nebraska at Omaha.

        Christopher R. Eng.    Mr. Eng has served as our Vice President, General Counsel and Secretary since our formation in June 2010. Mr. Eng was appointed Vice President, General Counsel and Secretary of The Summit Group and SHP LLC in 2004. Mr. Eng was responsible for The Summit Group's legal affairs and for guiding its corporate compliance, focusing on real estate acquisitions and dispositions, franchise licensing, corporate insurance coverage, corporate governance and securities industry regulatory compliance. Prior to joining The Summit Group, Mr. Eng was an Assistant Vice President and Trust Officer for The First National Bank in Sioux Falls. Mr. Eng received B.A. degrees in history and English from Augustana College and a J.D. degree from the University of Denver College of Law.

        Troy L. Hester.    Mr. Hester has served as our Vice President, Chief Accounting Officer and Director of SEC Reporting since August 2012. Mr. Hester has more than 30 years of experience in public accounting and publicly traded companies. Mr. Hester served in several capacities between 1999 and 2012 at Temple-Inland Inc. (NYSE: TIN until acquired by International Paper Company in February 2012), most recently as Temple-Inland's Corporate Controller and Principal Accounting Officer. Prior to working at Temple-Inland, Mr. Hester served between 1993 and 1999 as Senior Vice President and Deputy Controller of Hibernia National Bank and Hibernia Corporation (NYSE: HIB until acquired by Capital One Financial Corporation in November 2005). Mr. Hester holds a B.B.A. in accounting from Angelo State University and is a Certified Public Accountant.

 CORPORATE GOVERNANCE MATTERS

Sound Corporate Governance Practices

        We are committed to what we believe are sound corporate governance practices, including having a strong, majority-independent, non-classified Board and maintaining clear stock ownership guidelines.

  Board of Directors Structure

  •
  All of our directors must be elected annually.

  •
  Our directors are subject to our director resignation policy as part of our policy on voting procedures with respect to the election of directors in uncontested elections.

  •
  A majority of our directors are independent.

  •
  All members of the three standing committees of the Board are independent.

  •
  Our independent directors meet regularly without the presence of any of our officers or employees.

  Stock Ownership Guidelines and Other Policies

  •
  We have adopted stock ownership guidelines that apply to certain key executive officers, including our Executive Chairman of the Board, our President and Chief Executive Officer and our Chief Financial Officer.

  •
  We have adopted stock ownership guidelines that apply to all of our non-employee directors.

  •
  We have a policy that prohibits our directors and executive officers from entering into hedging or monetization transactions involving our securities.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent the Board's current views with respect to selected corporate governance issues considered to be of significance to our stockholders. A current copy of the Corporate Governance Guidelines can be found under "Investor Relations—Corporate Overview—Governance Documents" on our website at www.shpreit.com.

Code of Business Conduct and Ethics

        The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. A current copy of the Code of Business Conduct and Ethics can be found under "Investor Relations—Corporate Overview—Governance Documents" on our website at www.shpreit.com. Any waiver of the Code of Business Conduct and Ethics with respect to our executive officers or directors may be made only by the Board or one of our Board committees. We anticipate that any waivers of our Code of Business Conduct and Ethics will be posted on our website.

Independence of Directors

        Our Corporate Governance Guidelines require that a majority of our directors be "independent," with independence determined in accordance with the applicable standards of the NYSE. The Board may determine a director to be independent if the Board has affirmatively determined that the director has no material relationship with us or our subsidiaries, either directly or as a shareholder, director, officer or employee of an organization that has a relationship with us or our subsidiaries. The Board has determined that Dr. Hanson, Mr. Kay, Mr. Storey and Mr. Wielgus have no material relationship with us or our subsidiaries and, therefore, are independent under the applicable standards of the NYSE. As a result, a majority of our directors are independent. Mr. Boekelheide and Mr. Hansen serve as executive officers and are not considered independent under the applicable standards of the NYSE.

Committees of the Board

        The Board has established three standing committees:

  •
  the Audit Committee;

  •
  the Compensation Committee; and

  •
  the Nominating and Corporate Governance Committee.

        The members of these standing committees are appointed by and serve at the discretion of the Board. Current copies of the charters for each of these committees can be found under "Investor Relations—Corporate Overview—Governance Documents" on our website at www.shpreit.com.

  Audit Committee

        The members of the Audit Committee are Mr. Kay (Chairman), Dr. Hanson and Mr. Wielgus. Each of these members has been determined to be "independent" within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE's rules and the rules and regulations of the SEC. The Board has determined that Mr. Kay is an "audit committee financial expert" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Kay's biographical description appears above.

        The Audit Committee is responsible for reviewing and discussing with management and our independent public accountants our annual and quarterly financial statements, engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the performance and independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Additionally, the Audit Committee is responsible for monitoring our procedures for compliance with the rules for taxation as a real estate investment trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code").

  Compensation Committee

        The members of the Compensation Committee are Mr. Wielgus (Chairman), Mr. Kay and Dr. Hanson. The Board has determined that each member of the Compensation Committee is "independent" within the meaning of the applicable standards of the NYSE. Each member of the Compensation Committee qualifies as an "outside director" as such term is defined under Section 162(m) of the Code and as a "non-employee director" for purposes of Rule 16b-3 of the Exchange Act.

        The Compensation Committee exercises all powers delegated to it by the Board in connection with compensation matters. The Compensation Committee is responsible for the review and approval of the compensation and benefits of our executive officers, administration and recommendations to the Board regarding our compensation and long-term incentive plans and production of the annual reports on executive compensation for inclusion in our Proxy Statements. In connection with those responsibilities, the Compensation Committee has the sole authority to retain and terminate compensation consultants employed by it to help evaluate our compensation programs. The Compensation Committee also has authority to grant awards under the Company's 2011 Equity Incentive Plan.

  Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Dr. Hanson (Chairman), Mr. Storey and Mr. Wielgus. The Board has determined that each member of the Nominating and Corporate Governance Committee is "independent" within the meaning of the applicable standards of the NYSE.

        The Nominating and Corporate Governance Committee is responsible for monitoring our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE; developing and recommending to the Board criteria for prospective members of the Board; conducting Board candidate searches and interviews; overseeing and evaluating the Board and management, and monitoring compliance with our code of business conduct and ethics and policies with respect to conflicts of interest; periodically evaluating the appropriate size and composition of the Board, and recommending, as appropriate, increases, decreases and changes in the composition of the Board; and formally proposing the slate of nominees for election as directors at each annual meeting of our stockholders. In addition, this committee annually facilitates the assessment of the Board's performance as a whole and of the individual directors and reports thereon to the Board.

Board Leadership Structure

        The Board believes it is important to retain the flexibility to allocate the responsibilities of the positions of the Chairman of the Board and the Chief Executive Officer in the way it believes is in our best interest. Currently, the Board believes that it is in our best interest to split these positions and that the Chairman of the Board should be designated as the Executive Chairman of the Board in accordance with our Bylaws. The Board believes that this leadership structure is appropriate at this time. In particular, the current leadership structure clarifies the individual roles and responsibilities of Mr. Boekelheide and Mr. Hansen and helps streamline decision making and enhance accountability. As Executive Chairman of the Board, Mr. Boekelheide remains involved in key matters, including transactions, and continues to advise Mr. Hansen and our other executive officers. Given Mr. Boekelheide's in-depth knowledge of the issues, challenges and opportunities facing us, the Board believes that Mr. Boekelheide is in a position to ensure that the Board's time and attention are focused on the most critical matters.

        To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the Board designates an independent, non-employee director to serve as our Presiding Director. The Presiding Director helps to facilitate free and open discussion and communication among the independent, non-employee directors and presides over executive sessions of the non-employee directors. The duties of the Presiding Director are set forth in our Corporate Governance Guidelines, which is available under "Investor Relations—Corporate Overview—Governance Documents" on our website at www.shpreit.com. For 2012, Mr. Wielgus was the Presiding Director.

Risk Management Oversight

        The Board is actively involved in the oversight of risks that could affect our company. This oversight is conducted primarily through the Audit Committee but also through the other committees of the Board, as appropriate. The Board and its committees, including the Audit Committee satisfy this responsibility through reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.

Meetings and Attendance

        In 2012, the Board met four times in person and ten times telephonically, the Audit Committee met four times in person and three times telephonically, the Compensation Committee met four times in person and three times telephonically and the Nominating and Corporate Governance Committee met four times in person and once telephonically. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during 2012.

Executive Sessions of Our Independent Directors

        As required by the NYSE rules, the non-employee directors, all of whom are independent under the applicable standards of the NYSE, regularly meet in executive session, without management present. Generally, these executive sessions follow regularly scheduled meetings of the Board. The independent, non-employee directors met in executive session four times in 2012. Mr. Wielgus, our Presiding Director, presided over these executive sessions.

Director Nominations

        Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reason. In addition to considering incumbent directors, the Nominating and Corporate Governance Committee identifies director candidates based on recommendations from the directors, stockholders, management and others. The Nominating and Corporate Governance Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. No such firm was engaged in 2012.

        The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Nominating and Corporate Governance Committee takes into account many factors, including:

  •
  whether the individual meets the requirements for independence;

  •
  the individual's general understanding of the various disciplines relevant to the success of a large publicly-traded company in today's business environment;

  •
  the individual's understanding of the Company's businesses and markets;

  •
  the individual's professional expertise and educational background; and

  •
  other factors that promote diversity of views and experience.

        The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        We do not have a formal policy about diversity of Board membership, but the Nominating and Corporate Governance Committee will consider a broad range of factors when nominating director candidates to the Board, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. The Nominating and Corporate Governance Committee neither includes nor excludes any candidate from consideration solely based on the candidate's diversity traits.

        The Nominating and Corporate Governance Committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder. See "Other Information—Stockholder Proposals and Director Nominations for the 2014 Annual Meeting of Stockholders."

Policy on Voting Regarding Directors

        In March 2013, the Board adopted a policy on voting regarding directors. Under the policy, at any meeting of stockholders at which members of the Board are to be elected by the stockholders in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" election will submit to the Board a written offer to resign from the Board no later than two weeks after the certification of the voting results. An uncontested election is one in which the number of individuals who have been nominated for election as a director is equal to, or less than, the number of directors to be elected.

        The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days after the certification of the voting results, recommend to the Board whether to accept or reject the resignation offer. In determining its recommendation to the Board, the Nominating and Corporate Governance Committee will consider all factors it deems relevant, which may include (i) any stated reason or reasons why stockholders cast "withheld" votes for the director, (ii) the qualifications of the director and (iii) whether the director's resignation from the Board would be in our best interest and the best interests of our stockholders. The Nominating and Corporate Governance Committee may also consider alternatives to acceptance or rejection of the resignation offer as the Nominating and Corporate Governance Committee members deem appropriate, which may include (i) continued service by the director until the next relevant meeting of stockholders, (ii) an undertaking to seek a replacement director, (iii) rejecting the resignation offer coupled with committing to seek to address the underlying cause or causes of the majority-withheld vote.

        The Board will act on the Nominating and Corporate Governance Committee's recommendation no later than 90 days after the certification of the voting results. The Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and additional information, factors and alternatives the Board deems relevant. The recommendation of the Nominating and Corporate Governance Committee will not be binding on the Board.

        Any director who offers to resign as provided above shall not participate in the Nominating and Corporate Governance Committee's or the Board's consideration of whether to accept his or her resignation offer.

        If a director's resignation offer is accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill the vacancy created by such resignation or to reduce the number of directors constituting the Board. The Board will determine the treatment of any compensation due or payable to the resigning director.

        If a majority of the members of the Nominating and Corporate Governance Committee were required to offer their resignations as described above, the directors whom the Board has affirmatively determined to be independent in accordance with the applicable listing standards of the NYSE, and who were not required to offer their resignations, will appoint a special committee of the Board to consider the resignation offers and whether to accept the resignation offers, as otherwise described above.

        We will disclose publicly the Board's decision, an explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the resignation offer, in a Current Report on Form 8-K filed with the SEC.

Stock Ownership Guidelines

        Based on current corporate governance standards, the Board believes all non-employee directors and certain key executive officers should own a meaningful equity interest in our company to more closely align the interests of directors and executive officers with those of stockholders. Accordingly, the Board has adopted stock ownership guidelines for key executive officers and all non-employee directors.

        For purposes of these guidelines, the term "Company common stock" includes (a) any class of equity securities issued by us or our operating partnership, Summit Hotel OP, LP (the "Operating Partnership"), whether held directly or indirectly or by or for the benefit of immediate family members, and (b) vested and unvested restricted shares of common stock, but excludes (x) stock options, whether exercisable or unexercisable, (y) unearned performance-based restricted stock and (z) warrants and all other forms of derivative securities.

        The Board will review the minimum equity holdings guidelines for executive officers on a periodic basis to ensure the guidelines remain consistent with corporate governance best practices and continue to promote the alignment of executive and stockholder interests.

        Over time, certain key executive officers are required to hold Company common stock with a value equal to a multiple of their then-current base salary. The equity ownership value for each of these executive officers will be calculated by multiplying the number of shares of Company common stock owned by the ten-trading day trailing volume weighted average price ("VWAP") of our common stock prior to the date of computation, typically at the end of the fiscal year. The executive officers named in the table below will have until February 9, 2016 to comply with the stock ownership guidelines. The equity ownership requirement for our key executive officers is as follows:

Executive Officer	Multiple of Base Salary
Kerry W. Boekelheide, Executive Chairman of the Board	3x
Daniel P. Hansen, President and Chief Executive Officer	3x
Stuart J. Becker, EVP & Chief Financial Officer	2x
Craig J. Aniszewski, EVP & Chief Operating Officer	1x

        Each non-employee director will be required to hold a number of shares of Company common stock equal to $150,000 (three times the annual cash retainer paid to each non-employee director in 2012). The equity ownership value for each non-employee director will be calculated by multiplying the number of shares of Company common stock owned by the ten-trading day trailing VWAP of our common stock prior to the date of computation, typically at the end of the fiscal year. Non-employee directors will have until the later of February 9, 2016 and three years after the date on which the director is first elected to the Board to comply with the stock ownership guidelines.

Anti-Hedging and Anti-Pledging Policies

        The Board has adopted an insider trading policy that contains restrictions on hedging and pledging securities issued by us and the Operating Partnership. With respect to hedging, directors and executive officers are prohibited from engaging in any hedging or monetization transactions involving securities issued by us or the Operating Partnership. With respect to pledging, directors and executive officers are prohibited from holding securities issued by us or the Operating Partnership in a margin account or pledging these securities as collateral for a loan. An exception to this anti-pledging policy may be granted if a director or executive officer desires to pledge securities issued by us or the Operating Partnership as collateral for a loan other than margin debt and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any permitted pledge of securities issued by us or the Operating Partnership must be pre-approved by the Company's General Counsel.

Adoption of Compensation Clawback Policy

        We expect the SEC, in accordance with the requirements of the Dodd-Frank Act, to issue regulations regarding clawback policies. We intend to adopt a clawback policy that will apply to our executive officers in conformity with the SEC regulations once they have been implemented. We have chosen to wait to adopt a formal policy until the SEC issues its regulations to insure that our policy will be fully compliant.

Communication with the Board

        Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738. The independent, non-employee directors have procedures for the handling of communications from stockholders and other interested parties and have directed our Secretary to act as their agent in processing any communications received. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the scope of the responsibilities of one of the Board's standing committees are also to be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        We encourage, but do not require, our directors to attend the Annual Meeting. All of our directors attended our 2012 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

        Currently, the Compensation Committee consists of Mr. Wielgus, Mr. Kay and Dr. Hanson. None of the members are or have been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or Compensation Committee.

DIRECTOR COMPENSATION

        Directors who are our employees (Mr. Boekelheide and Mr. Hansen) do not receive compensation for their services as directors. For 2012, our non-employee director compensation program consisted of the following:

  •
  Annual Cash Retainer.  We paid an annual cash retainer of $50,000 to each non-employee director.

  •
  Additional Committee Membership Fee.  We paid an additional committee membership fee to the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, with each member of the Audit Committee being paid

    $8,000, each member of the Compensation Committee being paid $6,000 and each member of the Nominating and Corporate Governance Committee being paid $4,000.

  •
  Additional Committee Chairperson Fee.  In addition to the additional committee membership fee, we paid the chairperson of the Audit Committee, the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee an additional committee chairperson fee, with the chairperson of the Audit Committee being paid $16,000, the chairperson of the Compensation Committee being paid $12,000 and the chairperson of the Nominating and Corporate Governance Committee being paid $8,000.

  •
  Annual Equity Award.  Following the 2012 annual meeting of stockholders, we granted each non-employee director an equity award consisting of 3,822 shares of our common stock with an aggregate value of approximately $30,000 (the number of shares awarded to each non-employee director was determined by dividing $30,000 by the VWAP of our common stock on the NYSE for the ten trading days preceding the grant date). These shares were granted on June 6, 2012 pursuant to our 2011 Equity Incentive Plan and were fully vested on the grant date.

        For 2013, our non-employee director compensation program will be the same as our non-employee director compensation program for 2012, except for the following changes:

  •
  Presiding Director Fee.  For 2013, we will pay our Presiding Director a $20,000 presiding director fee.

  •
  Election to Receive Stock in Lieu of Cash Fees.  For 2013, non-employee directors may elect to receive all or any part of the cash fees we are required to pay them in fully vested shares of our common stock issued under our 2011 Equity Incentive Plan or another stockholder-approved plan, based upon the VWAP of our common stock on the NYSE for the ten trading days preceding the grant date

  •
  Increase in Annual Equity Award.  With respect to the annual equity award, we are increasing the fixed dollar amount to $70,000 from $30,000, with the annual equity award being paid in fully vested shares of our common stock issued under our 2011 Equity Incentive Plan. These shares will be granted shortly after the date of the Annual Meeting. The number of shares being granted will be determined by dividing $70,000 by the VWAP of our common stock on the NYSE for the ten trading days preceding the grant date. We believe the increase further aligns the non-employee directors' compensation structure with that of the prevailing market, which generally allocates a larger portion of the total compensation payable to non-employee directors to equity awards.

        Based on the recommendation of FTI Consulting Inc. ("FTI"), the Compensation Committee's independent compensation consultant for 2012, the Compensation Committee recommended and the Board approved the changes to our non-employee director compensation program for 2013.

        We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at in-person board and committee meetings. Non-employee directors do not receive any meeting fees for attending meetings of the Board or its committees.

        The table below summarizes the compensation paid by us to our non-employee directors for 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Bjorn R. L. Hanson	$59,000	30,729	89,729
David S. Kay	$66,500	30,729	97,229
Thomas W. Storey	$60,500	30,729	91,229
Wayne W. Wielgus	$68,000	30,729	98,729

(1)
All stock awards were granted on June 6, 2012 pursuant to our 2011 Equity Incentive Plan and were fully vested on the grant date. The amount in the "Stock Awards" column reflects the aggregate grant date fair value of stock awards granted in 2012 for service on June 6, 2012 calculated in accordance with FASB ASC Topic 718. The closing sale price of our common stock on the NYSE on June 6, 2012 was $8.04.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section explains our executive compensation program as it relates to our "named executive officers" whose compensation information is presented in the tables following this discussion in accordance with SEC rules. For 2012, our named executive officers include:

  •
  Mr. Boekelheide, our Executive Chairman of the Board;

  •
  Mr. Hansen, our President and Chief Executive Officer;

  •
  Mr. Aniszewski, our Executive Vice President and Chief Operating Officer;

  •
  Mr. Becker, our Executive Vice President, Chief Financial Officer and Treasurer; and

  •
  Mr. Eng, our Vice President, General Counsel and Secretary.

        For 2012, our executive compensation program consisted of the following key elements:

  •
  annual base salaries;

  •
  incentive awards representing cash bonus opportunities;

  •
  time-based restricted stock awards; and

  •
  performance-based restricted stock awards.

  Objectives of Our Executive Compensation Program

        Our executive compensation philosophy is designed to promote the following objectives:

  •
  align the interest of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

  •
  motivate our executives to manage our business to meet our near-, medium- and long-term objectives and reward them for meeting these objectives and for exceptional performance;

  •
  assist in attracting and retaining talented and well-qualified executives;

  •
  be competitive with other lodging real estate investment trusts; and

  •
  encourage executives to achieve meaningful levels of ownership of our stock.

  Role of the Compensation Committee and Management

        The Compensation Committee is charged with, among other things, the responsibility of reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our executive officers is fair, reasonable and competitive, taking into account our competitive position within our industry and our named executive officers' level of expertise and experience in their positions. The Compensation Committee's primary responsibilities with respect to determining executive compensation are:

  •
  setting performance targets under all annual bonus and long-term and management incentive compensation plans, including our 2011 Equity Incentive Plan;

  •
  verifying that performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation;

  •
  approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

  •
  granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers;

  •
  approving which executive officers and other employees receive awards under our equity and incentive compensation plan(s), including the 2011 Equity Incentive Plan;

  •
  reviewing and approving annually the base salaries of our executive officers; and

  •
  conducting an annual review of all compensation plans.

        The Compensation Committee reviews and considers the recommendations of Mr. Boekelheide, our Executive Chairman of the Board, and Mr. Hansen, our President and Chief Executive Officer, with respect to compensation decisions for all of our named executive officers. The Compensation Committee makes all compensation decisions with regard to Mr. Boekelheide and Mr. Hansen. The Compensation Committee believes it is valuable to consider the recommendations of Mr. Boekelheide and Mr. Hansen with respect to these matters because, given their knowledge of our operations and the day-to-day responsibilities of our executive officers, they are in a unique position to provide the Compensation Committee perspective into the performance of our executive officers in light of our business at a given point in time.

  Role of the Compensation Consultant

        For the development of our 2012 compensation program, the Compensation Committee retained FTI Consulting, Inc., a nationally recognized compensation consulting firm, as its independent compensation consultant to review the appropriate compensation for our named executive officers as compared to other real estate companies, including our peer group. FTI provides us with advisory services only with respect to executive compensation and works with management only at the request and under the direction of the Compensation Committee. FTI reviewed the compensation components for our 2011 program for our named executive officers and advised the Compensation Committee on the appropriateness of the components of the program and recommended changes for 2012. FTI met regularly with the Compensation Committee and provided the Compensation Committee with executive compensation studies and independent analysis regarding executive compensation trends. On April 25, 2012, the Compensation Committee approved the recommendations of FTI and established the terms of our 2012 executive compensation program. See "—Elements of 2012 Executive Compensation Program."

        In making certain compensation decisions in 2012, the Compensation Committee relied on FTI to:

  •
  assist in the selection of a group of peer companies;

  •
  provide information on compensation paid by peer companies to their executive officers; and

  •
  advise on appropriate levels of compensation.

  Peer Group Information

        In general, the Compensation Committee uses comparison data from various companies in certain peer groups as a guide in its review and determination of base salaries, annual cash bonuses and restricted stock awards. During 2012, the Compensation Committee reviewed peer group data to assist in its determination regarding compensation for our named executive officers. Our executives' actual compensation for 2012 was below the 25th percentile of the 2011 compensation of our below defined peer group. The Compensation Committee evaluated our performance and determined whether the compensation elements and levels that we provided in 2012 to our named executive officers were generally appropriate relative to the compensation elements and levels provided to their counterparts at our peer companies in light of our then-current market capitalization relative to our peer group and the fact that we had recently completed our initial public offering. We anticipate monitoring and making appropriate adjustments to our peer group compensation levels as the Company executes its strategic business plan, including growing the size of the Company through targeted capital investments and strategic acquisitions.

        In 2012, the Compensation Committee, with the help of FTI, determined the composition of our peer group and the criteria and data used in compiling our peer group list. The 2012 executive compensation peer group consisted of 12 public hospitality REITs, one diversified properties REIT and one industrial properties REIT that the Compensation Committee and FTI considered to be the most relevant peer group. Based on publicly available information, the 2012 peer group had equity market capitalizations (including the value of partnership units) ranging from approximately $207 million to $2.4 billion as of December 31, 2012 and total assets ranging from approximately $445 million to $3.5 billion as of December 31, 2012. For purposes of making executive compensation decisions in 2012, our peer group consisted of the following companies: Ashford Hospitality Trust, Inc.; Chatham Lodging Trust; Chesapeake Lodging Trust; Diamondrock Hospitality Company; FelCor Loding Trust Incorporated; Hersha Hospitality Trust; Investors Real Estate Trust; LaSalle Hotel Properties; Morgans Hotel Group Co.; Pebblebrook Hotel Trust; RLJ Lodging Trust; Strategic Hotels & Resorts, Inc.; Sunstone Hotel Investors, Inc.; and Terreno Realty Corporation.

        In addition to the peer group mentioned above, due to the limited number of REITs with chairmen who do not also serve as chief executive officers, we created, with assistance from FTI, an executive chairmen peer group for Mr. Boekelheide. The executive chairmen peer group consisted of equity REITs that have executives that function exclusively as chairmen and not also as chief executive officers. For 2012, our executive chairmen peer group included: Ashford Hospitality Trust, Inc.; CBL & Associates Properties, Inc.; DuPont Fabros Technology, Inc.; Getty Realty Corporation; Hersha Hospitality Trust; Lexington Realty Trust; Pennsylvania Real Estate Investment Trust; Retail Opportunity Investments Corp.; RLJ Lodging Trust; Sunstone Hotel Investors, Inc.; W.P. Carey & Co. LLC; and Weingarten Realty Investors.

  Elements of 2012 Executive Compensation

        2012 Annual Base Salary.    Base salaries are designed to provide a fixed level of compensation that serves as a retention tool. Base salaries are reviewed annually by the Compensation Committee and are subject to annual increases at the discretion of the Compensation Committee. In determining base salary increases for 2012, the Compensation Committee considered each executive officer's individual performance and business unit performance, as well as our company's overall performance, market conditions and competitive salary information for the peer group described above. For 2012, base salaries paid to our named executive officers were as follows:

Named Executive Officer	2012 Base Salary	2011 Base Salary	Percentage Increase
Kerry W. Boekelheide	$380,000	$380,000	—
Daniel P. Hansen	$350,000	$350,000	—
Craig J. Aniszewski	$300,000	$300,000	—
Stuart J. Becker	$250,000	$250,000	—
Christopher R. Eng	$140,000	$120,000	16.7%

        In 2012, base salaries for our named executive officers generally were kept flat in light of our then-current market capitalization relative to our peer group and the fact that we had recently completed our initial public offering. In the case of Mr. Eng, the Compensation Committee determined that his base salary was significantly below prevailing competitive market levels. As a result, Mr. Eng's base salary for 2012 was increased by approximately 16.7% in order to bring it more in line with prevailing competitive market levels.

        2012 Incentive Awards.    For 2012, the Compensation Committee implemented an objective cash bonus plan based on the achievement of budgeted amounts of adjusted funds from operations ("AFFO") per share and individual performance objectives. The cash bonus plan was implemented through incentive awards granted to each of our named executive officers under the 2011 Equity Incentive Plan. Mr. Eng did not participate in this program. On April 25, 2012, we entered into an incentive award agreement with each of our named executive officers, pursuant to which each of them was eligible to earn a cash payout based on a percentage of the executive's base salary if we achieved certain budgeted amounts of budgeted AFFO per share and upon the achievement of individual performance metrics.

        The following table depicts the payout under the AFFO component that each named executive officer could earn, measured as percentage of the named executive officer's base salary for 2012:

	Threshold ($0.72, or 90% of budgeted AFFO per share)		Target ($0.80, or 100% of budgeted AFFO per share)		Maximum ($0.88, or 110% of budgeted AFFO per share)
Named Executive Officer	Cash Payout ($)	Percentage of Base Salary (%)	Cash Payout ($)	Percentage of Base Salary (%)	Cash Payout ($)	Percentage of Base Salary (%)
Kerry W. Boekelheide	190,000	50	285,000	75	380,000	100
Daniel P. Hansen	175,000	50	262,500	75	350,000	100
Craig J. Aniszewski	112,500	37.5	168,750	56.25	225,000	75
Stuart J. Becker	93,750	37.5	140,625	56.25	187,500	75

        For purposes of the incentives awards, 2012 AFFO has been calculated as our net income or loss as set forth in our audited consolidated financial statements for the year ended December 31, 2012, excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of deferred financing costs and amortization of franchise royalty fees), as further adjusted to exclude hotel transaction and pursuit costs and such other items, including nonrecurring expenses, as the Compensation Committee determined was appropriate and consistent with the purpose and intent of the incentive awards. AFFO per share was $0.82 per share. As a result, the AFFO component of the incentive award was paid out in March 2013 to our named executive officers at the target level.

        Under the individual component of the incentive awards, our named executive officers (other than Mr. Eng) could earn up to 25% of the target amount of the AFFO component based on a subjective evaluation by the Compensation Committee of the achievement of individual performance goals.

        The Compensation Committee established the individual performance objectives in June 2012 based on recommendations made by FTI. In determining whether the individual performance component had been earned, the Compensation Committee did not rely on any one particular objective or formula, but rather on what the Compensation Committee considered to be value-added quantitative and qualitative goals in furtherance of the Company's compensation principles. No executive officer is guaranteed an award under the individual performance component and, if performance is unsatisfactory, no amounts will be paid under the component.

        The executive officers shared certain common objectives in 2012, including increasing AFFO per share based on certain thresholds, increasing gross operating profit margins based on certain thresholds and increasing the Company's total enterprise value through execution of certain strategic measures. The other objectives were personal to each executive officer and varied based upon the executive's position and responsibilities as they related to the Company's overall business plan. A summary of each executive's objectives are as follows:

  •
  Mr. Boekelheide's objectives primarily involved providing leadership in incorporating the Company's strategic plan and directing management in furthering the completion of succession, crisis management and risk management plans.

  •
  Mr. Hansen's objectives primarily involved identifying and acquiring hotels that are a strategic fit for the Company, overseeing of the Company's move of its executive offices to Austin, Texas and meeting with a minimum required number of new investors.

  •
  Mr. Aniszewski's objectives primarily involved increasing revenue per available room ("RevPAR") based on preset parameters, increasing RevPAR penetration index based on preset parameters and oversight of the Company's renovation projects to ensure projects are completed timely and on budget and ensuring newly acquired hotels achieve pro forma underwriting expectations set by the Company.

  •
  Mr. Becker's objectives primarily involved execution of Company strategy relative to hiring of a Chief Accounting Officer, achieve satisfactory compliance from the Company's independent auditor for the year ended December 31, 2012, KPMG LLP, and the identification of and transitioning to a new Company accounting system.

        In March 2013, the Compensation Committee determined that the named executive officers who were participating in the individual performance component had achieved or were given full credit for each of the individual performance objectives summarized above. As a result, cash payments were made to the following named executive officers in the amount shown below:

  •
  Mr. Boekelheide, $71,250;

  •
  Mr. Hansen, $65,625;

  •
  Mr. Aniszewski, $42,188; and

  •
  Mr. Becker, $35,156.

        As noted above, Mr. Eng did not participate in the 2012 incentive awards. In March 2013, based on the recommendation of Mr. Boekelheide and Mr. Hansen, the Compensation Committee approved and we paid Mr. Eng a $70,000 discretionary cash bonus as a result of his significant contribution made in 2012. The discretionary cash bonus paid to Mr. Eng reflects the Compensation Committee's commitment to internal pay equity among members of management.

        Equity Incentives: Time-Based Stock Awards.    For 2012, the Compensation Committee approved time-based stock awards under the Company's 2011 Equity Incentive Plan as follows:

  •
  Mr. Boekelheide, 36,632 shares;

  •
  Mr. Hansen, 33,740 shares;

  •
  Mr. Aniszewski, 21,690 shares; and

  •
  Mr. Becker, 18,075 shares.

        The Compensation Committee approved the fixed dollar amount of each time-based stock award based on recommendations made by FTI. The fixed dollar amount for each award was $285,000, $262,500, $168,750 and $140,625 for Mr. Boekelheide, Mr. Hansen, Craig Aniszewski and Mr. Becker, respectively. The number of shares awarded was determined by dividing the fixed dollar amount for each time-based stock award by $7.78, the VWAP of our common stock for the ten trading days preceding the grant date. Mr. Eng did not participate in this program. The shares covered by the time-based stock awards were granted to the named executive officers on April 25, 2012. On April 25, 2012, the Company entered into stock award agreements with the named executive officers setting forth the terms and conditions of the time-based stock awards. The stock award agreements provide for vesting over a three year period as follows: 25% of the shares of common stock covered by the time-based stock award vest on December 31, 2012; 25% of the shares of common stock covered by the time-based stock award vest on December 31, 2013; and 50% of the shares of common stock covered by the time-based stock award vest on December 31, 2014.

        Except as described below, no shares of common stock covered by a time-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the applicable vesting date. However, all of the shares of common stock covered by a time-based stock award (if not sooner vested) will vest on a "control change date" (as defined in the 2011 Equity Incentive Plan) if the executive remains in the continuous employ of the Company from the date of grant until the control change date. In addition, all of the shares of common stock covered by a time-based stock award (if not sooner vested), will vest on the date that the executive's employment with the Company ends on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

        Any shares of common stock covered by a time-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive's employment with the Company terminates or is terminated for any reason. On and after the date of grant and prior to forfeiture of any shares covered by a time-based stock award, the executive will have the right to vote the shares of common stock covered by a time-based stock award and to receive, free of all restrictions, all dividends declared and paid on the Company's common stock, whether or not vested.

        Equity Incentives: Performance-Based Stock Awards.    In addition, on April 25, 2012, the Compensation Committee approved performance-based stock awards under the Company's 2011 Plan as follows:

  •
  Mr. Boekelheide, 27,474 shares;

  •
  Mr. Hansen, 25,305 shares;

  •
  Mr. Aniszewski, 16,267 shares; and

  •
  Mr. Becker, 13,556 shares.

        The Compensation Committee approved the fixed dollar amount of each performance-based stock award based on recommendations made by FTI. The fixed dollar amount for each award was $213,750, $196,875, $126,563 and $105,469 for Mr. Boekelheide, Mr. Hansen, Craig Aniszewski and Mr. Becker, respectively. The number of shares awarded was determined by dividing the fixed dollar amount for each performance-based stock award by $7.78, the VWAP of our common stock for the ten trading days preceding the grant date. Mr. Eng did not participate in this program. The shares of common stock covered by the performance-based stock awards were granted to the named executive officers on

April 25, 2012. On April 25, 2012, the Company entered into stock award agreements with the named executive officers setting forth the terms and conditions of the performance-based stock awards. The stock award agreements provide for vesting based on the attainment of certain performance goals. Pursuant to each stock award agreement:

  •
  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2013 if the Company's total stockholder return ("TSR") for the one-year period commencing January 1, 2012 and ending December 31, 2012 equals or exceeds the return for the SNL U.S. Lodging REIT Index (the "Index") for the comparable period;

  •
  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2014 if the Company's TSR for the one-year period commencing January 1, 2013 and ending December 31, 2013 equals or exceeds the return for the Index for the comparable period;

  •
  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2015 if the Company's TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 equals or exceeds the return for the Index for the comparable period;

  •
  two-thirds of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2014 if the Company's two-year cumulative TSR for the two-year period commencing January 1, 2012 and ending December 31, 2013 equals or exceeds the total return for the Index for the comparable period;

  •
  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2015 if the Company's three-year cumulative TSR for the three-year period commencing January 1, 2012 and ending December 31, 2014 equals or exceeds the total return for the Index for the comparable period;

  •
  in the event of a Change in Control (as defined in the 2011 Equity Incentive Plan), all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the control change date if the Company's TSR (based on the change in control price) for the period that begins on January 1st of the year in which the control change date occurs and ends on the control change date equals or exceeds the total return for the comparable period; and

  •
  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the date that the executive's employment is terminated on account of the executive's death, disability, termination without cause or voluntary termination for good reason.

        If the total return for the Index and the Company's TSR or Change in Control TSR are both negative for any performance measurement period, the shares of common stock covered by the performance-based stock award and subject to vesting for such performance measurement period will vest if the Company's negative TSR or the Company's negative Change in Control TSR, as applicable, is less than the Index's negative total return.

        For purposes of the performance-based stock awards, the Company's TSR will be calculated on the same basis and use the same methodology used by SNL Financial LC to calculate the total return for the Index. No shares of common stock covered by a performance-based stock award will vest unless the Compensation Committee determines that the applicable performance condition has been satisfied.

        No shares of common stock covered by a performance-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the date the shares vest as described above, including termination of the executive's employment with the Company on account of the executive's death or disability or on account of a termination without cause or a voluntary termination for good reason.

        Any shares of common stock covered by a performance-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive's employment with the Company terminates or is terminated for any reason. All shares of common stock covered by a performance-based stock award that have not vested on or before January 1, 2015, in accordance with the terms of the stock award agreement, will be forfeited.

        For the one-year period commencing January 1, 2012 and ending December 31, 2012, our TSR did not equal or exceed the return for the Index for the comparable period. Accordingly, none of the shares of common stock covered by the performance-based stock awards vested.

        On and after the date of grant and prior to forfeiture of any shares of common stock covered by a performance-based stock award, the executive will have the right to vote the shares. However, prior to vesting, any dividends or distributions on the non-vested shares (other than dividends or distributions paid in the form of additional shares of common stock) will be accumulated but will not be paid to the executive during the applicable performance period. Any accumulated and unpaid dividends or other distributions on the shares of common stock covered by a performance-based stock award will be paid to the executive on the date the shares have vested in accordance with the stock award agreement. Any additional shares of common stock distributed as a dividend on the shares of common stock covered by a performance-based stock award will be subject to the same vesting conditions and transferability restrictions as the shares of common stock covered by the performance-based stock award and will be subject to risk of forfeiture.

  Elements of 2013 Executive Compensation Program

        For the development of the 2013 program, the Compensation Committee retained FTI. FTI provided the Compensation Committee with advisory services only with respect to executive compensation, and worked with management only at the request and under the direction of the Compensation Committee. FTI reviewed the compensation components for the prior year's program and advised the Compensation Committee on the appropriateness of those components. During FTI's 2011 executive compensation review, it was determined that our executives' compensation was generally targeted meaningfully below the 25th percentile of the peer group, and FTI had recommended that the Company increase each executive's compensation to more appropriate peer group levels. At that time, the Compensation Committee determined that it would be prudent to increase compensation amounts for our executives over a multi-year period. Accordingly, our 2013 executive compensation program was further adjusted to reflect more appropriate peer group levels. The Compensation Committee's approval of the 2013 program was based on various factors, including, among others, recommendations made by FTI.

        On March 1, 2013, the Compensation Committee approved the elements of the 2013 executive compensation program for the Company's named executive officers. The key elements of the program are discussed below.

        For the development of the 2013 program, the Compensation Committee retained FTI. FTI provided the Compensation Committee with advisory services only with respect to executive compensation, and worked with management only at the request and under the direction of the Compensation Committee. FTI reviewed the compensation components for the prior year's program and advised the Compensation Committee on the appropriateness of those components. The Compensation Committee's approval of the 2013 program was based on various factors, including, among others, recommendations made by FTI.

        2013 Annual Base Salary.    For 2013, the base salaries to be paid to the Company's executive officers are as follows:

  •
  Mr. Boekelheide will be paid $400,000 (an increase of approximately 5.3% compared to the prior year);

  •
  Mr. Hansen will be paid $400,000 (an increase of approximately 14.3% compared to the prior year);

  •
  Mr. Aniszewski will be paid $325,000 (an increase of approximately 8.3% compared to the prior year);

  •
  Mr. Becker will be paid $325,000 (an increase of approximately 30% compared to the prior year); and

  •
  Mr. Eng will be paid $165,000 (an increase of approximately 17.9% compared to the prior year).

        2013 Incentive Awards.    The Compensation Committee approved incentive awards that provide the executive officers an opportunity to earn additional cash compensation based on the achievement of a company-specific performance goal and the executive's achievement of individual-specific performance goals. As more fully described below, incentive awards that are earned will be settled in cash during the first quarter of 2014. On April 18, 2013, the Company entered into incentive award agreements with each of the executive officers, effective as of March 1, 2013, setting forth the terms and conditions of the incentive awards.

        Under the incentive award agreements, the executives will be entitled to cash payments based on the extent to which the Company and the executives achieve Company-specific and individual-specific performance objectives. The Compensation Committee will evaluate performance and the incentive award will be earned based on the Company achieving threshold, target and maximum levels of AFFO per share for 2013 and based on the executive officer achieving certain individual-specific performance objectives.

        For purposes of the AFFO component, "AFFO" will be calculated as the Company's net income or loss as set forth in the Company's audited consolidated financial statements for the year ended December 31, 2013, excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of deferred financing costs and amortization of franchise royalty fees), as further adjusted to exclude hotel transaction and pursuit costs and such other items, including nonrecurring expenses, as the Compensation Committee determines is appropriate and consistent with the purpose and intent of the incentive awards.

        The Compensation Committee has determined that the primary component of the overall incentive award for each executive officer in 2013 will be based on corporate performance as measured by the level of AFFO per share generated by the Company during 2013. The executive officers will earn the target payout under the AFFO component if the Company's actual 2013 AFFO per share is at least 100% of the budgeted amount of 2013 AFFO. Threshold performance will be achieved if the Company's actual 2013 AFFO per share is at least 90% of the budgeted amount of 2013 AFFO and maximum performance will be achieved if the Company's actual 2013 AFFO per share is at least 110% of the budgeted amount of 2013 AFFO. If any transactions occur, the impact of the transaction on actual 2013 AFFO per share will be evaluated by the Compensation Committee and, in the Compensation Committee's discretion, an appropriate adjustment may be made to the threshold, target and maximum levels of AFFO per share to give effect to the impact of the transaction. No amount will be paid under the AFFO component if the threshold level of performance is not achieved.

        The following table depicts the payout under the AFFO component that each executive may earn, measured as a percentage of the executive's 2013 base salary, and assumes achievement by the Company of the AFFO component at the threshold, target and maximum levels:

Named Executive Officer	Threshold (90% of budgeted AFFO per share)		Target (100% of budgeted AFFO per share)		Maximum (110% of budgeted AFFO per share)
Kerry W. Boekelheide	75%	$300,000	125%	$500,000	175%	$700,000
Daniel P. Hansen	75%	$300,000	125%	$500,000	175%	$700,000
Craig J. Aniszewski	33.33%	$108,323	50%	$162,500	66.67%	$216,678
Stuart J. Becker	50%	$162,500	75%	$243,750	100%	$325,000
Christopher R. Eng	33.33%	$54,995	50%	$82,500	66.67%	$110,006

        No additional amounts will be paid under the AFFO component of the incentive award if the Company's actual 2013 AFFO per share is greater than 110% of the budgeted amount.

        In addition to the AFFO component, the Compensation Committee believes that individual performance should play a role in the cash compensation payable to each executive officer. Accordingly, the Compensation Committee has determined that each executive officer will have the opportunity to earn a cash payment based on the executive's individual performance during 2013, with the maximum amount of the cash payment that may be earned under the individual performance component of the incentive award to be equal to 25% of each executive's target incentive award under the AFFO component as indicated in the table above. The amount, if any, earned under the individual performance component will be determined by the Compensation Committee, in its sole discretion, based on the Compensation Committee's evaluation and assessment of the Participant's contributions to the Company during 2013. Mr. Eng will not participate in the individual performance component of the 2013 incentive awards.

        The Compensation Committee will establish the individual performance metrics for the named executive officers in the second quarter of 2013. In determining whether the individual performance component has been earned, the Compensation Committee will not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Compensation Committee considers to be value-added quantitative and qualitative goals in furtherance of the Company's compensation principles. No executive officer is guaranteed an award under the individual performance component and, if performance is unsatisfactory, no amounts will be paid under the individual performance component.

        Except as discussed below, in order to receive payment under the AFFO component or the individual performance component, an executive officer must be employed by the Company on the date payment is made. The executive officers will be entitled to receive (i) the pro rata amount of the AFFO component, if any, and (ii) the amount, if any, of the individual performance component the Compensation Committee may determine is earned if the executive's employment with the Company terminates or is terminated before December 31, 2013 on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

        In addition, no payment will be made under any component of the incentive award until the Compensation Committee determines the amount that has been earned. Any amount determined by the Compensation Committee to be payable under the incentive award will be paid as soon as practicable after the Compensation Committee's determination of the amount to be paid. The Compensation Committee will make the determination, and the payment, if any, will be made, on or before March 15, 2014. Any amount payable under the incentive awards will be paid in a single cash payment, which will be reduced by applicable income and employment tax withholdings.

        2013 Equity Incentives: Time-Based Stock Awards.    The Compensation Committee approved time-based stock awards under the Company's 2011 Equity Incentive Plan as follows:

  •
  Mr. Boekelheide, 23,997 shares (the number of shares awarded was determined by dividing $225,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762);

  •
  Mr. Hansen, 47,993 shares (the number of shares awarded was determined by dividing $450,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762);

  •
  Mr. Aniszewski, 10,665 shares (the number of shares awarded was determined by dividing $100,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762);

  •
  Mr. Becker, 18,664 shares (the number of shares awarded was determined by dividing $175,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762); and

  •
  Mr. Eng, 5,199 shares (the number of shares awarded was determined by dividing $48,750 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762).

        The shares covered by the time-based stock awards were granted to the executive officers on March 1, 2013. The Company has entered into stock award agreements with the executive officers, effective as of the grant date, setting forth the terms and conditions of the time-based stock awards. The stock award agreements will provide for vesting over a three year period as follows: 25% of the shares covered by award vest on February 28, 2014; 25% of the shares covered by the award vest on February 28, 2015; and 50% of the shares covered by the time-based stock award vest on February 28, 2016.

        Except as described below, no shares of common stock covered by a time-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the applicable vesting date. However, all of the shares of common stock covered by a time-based stock award (if not sooner vested) will vest on a "control change date" (as defined in the 2011 Equity Incentive Plan) if the executive remains in the continuous employ of the Company from the date of grant until the control change date. In addition, all of the shares of common stock covered by a time-based stock award (if not sooner vested), will vest on the date that the executive's employment with the Company ends on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

        Any shares of common stock covered by a time-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive's employment with the Company terminates or is terminated for any reason. On and after the date of grant and prior to forfeiture of any shares covered by a time-based stock award, the executive will have the right to vote the shares of common stock covered by a time-based stock award and to receive, free of all restrictions, all dividends declared and paid on the Company's common stock, whether or not vested.

        2013 Equity Incentives: Performance-Based Stock Awards.    In addition, the Compensation Committee approved performance-based stock awards under the Company's 2011 Plan as follows:

  •
  Mr. Boekelheide, 42,660 shares (the number of shares awarded was determined by dividing $400,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762);

  •
  Mr. Hansen, 85,321 shares (the number of shares awarded was determined by dividing $800,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762);

  •
  Mr. Aniszewski, 18,664 shares (the number of shares awarded was determined by dividing $175,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762);

  •
  Mr. Becker, 31,995 shares (the number of shares awarded was determined by dividing $300,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762); and

  •
  Mr. Eng, 6,932 shares (the number of shares awarded was determined by dividing $65,000 (the fixed dollar amount of the award approved by the Compensation Committee) by $9.3762);

        The shares of common stock covered by the performance-based stock awards were granted to the named executive officers on March 1, 2013. The Company has entered into stock award agreements with the executive officers, effective as of the grant date, setting forth the terms and conditions of the performance-based stock awards. The stock award agreements provide for vesting based on the attainment of certain performance goals. Pursuant to each stock award agreement:

  •
  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2014 if the Company's TSR for the one-year period commencing January 1, 2013 and ending December 31, 2013 equals or exceeds the return for the Index (as defined above) for the comparable period;

  •
  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2015 if the Company's TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 equals or exceeds the return for the Index for the comparable period;

  •
  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2016 if the Company's TSR for the one-year period commencing January 1, 2015 and ending December 31, 2015 equals or exceeds the return for the Index for the comparable period;

  •
  two-thirds of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2015 if the Company's two-year cumulative TSR for the two-year period commencing January 1, 2013 and ending December 31, 2015 equals or exceeds the total return for the Index for the comparable period;

  •
  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2016 if the Company's three-year cumulative TSR for the three-year period commencing January 1, 2013 and ending December 31, 2015 equals or exceeds the total return for the Index for the comparable period;

  •
  in the event of a Change in Control (as defined in the 2011 Equity Incentive Plan), all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the control change date if the Company's TSR (based on the change in control price) for the period that begins on January 1st of the year in which the control change date occurs and ends on the control change date equals or exceeds the total return for the comparable period; and

  •
  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the date that the executive's employment is terminated on account of the executive's death, disability, termination without cause or voluntary termination for good reason.

        If the total return for the Index and the Company's TSR or Change in Control TSR are both negative for any performance measurement period, the shares of common stock covered by the performance-based stock award and subject to vesting for such performance measurement period will vest if the Company's negative TSR or the Company's negative Change in Control TSR, as applicable, is less than the Index's negative total return.

        For purposes of the performance-based stock awards, the Company's TSR will be calculated on the same basis and use the same methodology used by SNL Financial LC to calculate the total return for the Index. No shares of common stock covered by a performance-based stock award will vest unless the Compensation Committee determines that the applicable performance condition has been satisfied.

        No shares of common stock covered by a performance-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the date the shares vest as described above, including termination of the executive's employment with the Company on account of the executive's death or disability or on account of a termination without cause or a voluntary termination for good reason.

        Any shares of common stock covered by a performance-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive's employment with the Company terminates or is terminated for any reason. All shares of common stock covered by a performance-based stock award that have not vested on or before January 1, 2016, in accordance with the terms of the stock award agreement, will be forfeited.

        On and after the date of grant and prior to forfeiture of any shares of common stock covered by a performance-based stock award, the executive will have the right to vote the shares. However, prior to vesting, any cash dividends on the non-vested shares will be accumulated but will not be paid to the executive during the applicable performance period. Any accumulated and unpaid cash dividends on the shares of common stock covered by a performance-based stock award will be paid to the executive on the date the shares have vested in accordance with the stock award agreement. Any additional shares of common stock distributed as a dividend on the shares of common stock covered by a performance-based stock award will be subject to the same vesting conditions and transferability restrictions as the shares of common stock covered by the performance-based stock award and will be subject to risk of forfeiture.

  2011 Equity Incentive Plan

        We have adopted the 2011 Equity Incentive Plan, which became effective immediately prior to the completion of our IPO. This plan provides for the grant to employees and consultants of our company and our operating partnership (and their respective subsidiaries) and directors of our company of stock options, restricted stock, stock appreciation rights, LTIP units, dividend equivalents, restricted stock units and other stock-based awards. We have reserved a total of 2,318,290 shares of our common stock for issuance pursuant to the 2011 Equity Incentive Plan, subject to certain adjustments as set forth in the plan. As of April 24, 2013, 505,731 shares of our common stock had been granted under the plan, 893,000 shares of our common stock were issuable pursuant to stock options granted under the plan and 919,559 shares of our common stock remained available for future grants under the plan.

  Other Benefits; 401(k) Plan

        We provide benefits such as medical, dental and life insurance and disability coverage for all of our employees, including our named executive officers. We also provide personal paid time off and other paid holidays to all employees, including the named executive officers. We believe that our employee benefit plans are an appropriate element of compensation and are necessary to attract and retain employees. The employment agreements with Mr. Boekelheide, Mr. Hansen and Mr. Aniszewski provide that if the executive loses the supplemental health benefit provided to him by The Summit

Group, we will establish, if permitted by applicable law, a medical reimbursement plan providing the same level of supplemental health benefits. As of the date of this Proxy Statement, no such medical reimbursement plan has been established.

        We maintain a retirement savings plan under section 401(k) of the Internal Revenue Code to cover our eligible employees. We currently match 100% of each eligible participant's contributions, within prescribed limits, up to 3% of such participant's tax-deferred contributions and 50% up to 2% of the participant's additional contributions. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants. The Company made a $58,200 discretionary contribution to the retirement savings plan in March 2013 for the benefit of all plan participants, including the named executive officers.

  Employment Agreements; Severance Agreements

        In order to specify our expectations with regard to our executive officers' duties and responsibilities and to provide greater certainty with regard to the amounts payable to our executive officers in connection with certain terminations or change in control events, the Board has approved and we have entered into employment agreements with each of our executive officers other than Mr. Eng and Mr. Hester. We have entered into severance agreements with Mr. Eng and Mr. Hester. The employment agreements and severance agreements are described in more detail under "—Employment Agreements," "—Severance Agreements" and "—Potential Payments Upon Termination or Change in Control" below.

  Tax Deductibility of Executive Compensation

        The Compensation Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of the executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the committee's control, also can affect deductibility of compensation. The Compensation Committee's general policy is to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals. Accordingly, the compensation committee has not adopted a policy that all compensation must be deductible.

  Accounting Standards

        FASB ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under our 2011 Equity Incentive Plan will be accounted for under FASB ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

  Risk Considerations in our Executive Compensation Program

        The Compensation Committee has assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual bonus opportunities, equity compensation and severance arrangements. Management's risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Compensation Committee.

  Stock Ownership Guidelines for Executive Officers

        We have adopted stock ownership guidelines for our executive officers, including our named executive officers. For more information, please see "Corporate Governance Matters—Stock Ownership Guidelines."

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal year ended December 31, 2012.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Kerry W. Boekelheide	2012	380,000	—	498,745	—	356,250	—	1,234,995
Executive Chairman of the Board	2011	323,330	—	—	1,309,087	—	—	1,632,417
Daniel P. Hansen	2012	350,000	—	459,370	—	328,125	—	1,137,495
President and CEO	2011	293,362	—	—	818,180	—	—	1,111,542
Craig J. Aniszewski	2012	300,000	—	295,305	—	210,938	—	806,243
EVP and COO	2011	251,054	—	—	818,180	—	—	1,069,234
Stuart J. Becker	2012	250,000	—	246,089	—	175,781	—	671,870
EVP, CFO and Treasurer	2011	206,000	—	—	163,636	—	—	369,636
Christopher R. Eng	2012	140,000	70,000	—	—	—	—	210,000
VP, General Counsel and Secretary	2011	120,000	5,000	—	—	—	—	125,000

(1)
Amounts in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of time-based and performance-based stock awards granted in 2012 to our named executive officers under our 2011 Equity Incentive Plan.

(2)
Amounts in this column represent aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options granted to our named executive officers under our 2011 Equity Incentive Plan. These options were granted upon completion of our IPO in February 2011. For more information regarding the assumptions made by us in the valuation of these stock options, see Note 2 and Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
Amounts in this column represent aggregate cash payouts pursuant to the AFFO component and the individual performance component of the incentive awards granted in 2012 to our named executive officers under our 2011 Equity Incentive Plan.

Grants of Plan-Based Awards

        The table below sets forth information with respect to plan-based awards granted in 2012 to our named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)
										Grant Date Fair Value of Option Awards ($)(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kerry W. Boekelheide	4/25/12	(1)	190,000	285,000	380,000
	4/25/12	(2)	—	71,250	—
	4/25/12	(3)				—	27,474	—		213,748
	4/25/12	(4)							36,632	284,997
Daniel P. Hansen	4/25/12	(1)	175,000	262,500	350,000
	4/25/12	(2)	—	65,625	—
	4/25/12	(3)				—	25,305	—		196,873
	4/25/12	(4)							33,740	262,497
Craig J. Aniszewski	4/25/12	(1)	112,500	168,750	225,000
	4/25/12	(2)	—	42,188	—
	4/25/12	(3)				—	16,267	—		126,557
	4/25/12	(4)							21,690	168,748
Stuart J. Becker	4/25/12	(1)	93,750	140,625	187,500
	4/25/12	(2)	—	35,156	—
	4/25/12	(3)				—	13,556	—		105,465
	4/25/12	(4)							18,075	140,624

(1)
Represents the AFFO component of the incentive award granted in 2012 to each named executive officer under our 2011 Equity Incentive Plan. The AFFO component of the incentive award was earned at the target level and was paid out in cash in March 2013. For more information, see "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—2012 Incentive Awards."

(2)
Represents the individual performance component of the incentive award granted in 2012 to each named executive officer under our 2011 Equity Incentive Plan. The individual performance component provided only for a single payout if earned. The individual performance component was earned by each of the named executive officers was paid out in cash in March 2013. Mr. Eng did not participate in the individual performance component of the incentive awards. For more information, see "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—2012 Incentive Awards."

(3)
Represents performance-based restricted stock awards granted to our named executive officers on April 25, 2012 under our 2011 Equity Incentive Plan. The performance-based restricted stock awards vest as follows:

•
one-third of the shares vest on January 1, 2013 if our total stockholder return ("TSR") for the one-year period commencing January 1, 2012 and ending December 31, 2012 equals or exceeds the return for the SNL U.S. Lodging REIT Index (the "Index") for the comparable period;

•
one-third of the shares vest on January 1, 2014 if the Company's TSR for the one-year period commencing January 1, 2013 and ending December 31, 2013 equals or exceeds the return for the Index for the comparable period;

•
one-third of the shares vest on January 1, 2015 if the Company's TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 equals or exceeds the return for the Index for the comparable period;

  •
  two-thirds of the shares (reduced by the number of shares that have already vested) vest on January 1, 2014 if the Company's two-year cumulative TSR for the two-year period commencing January 1, 2012 and ending December 31, 2013 equals or exceeds the total return for the Index for the comparable period;

  •
  all of the shares (reduced by the number of shares that have already vested) vest on January 1, 2015 if the Company's three-year cumulative TSR for the three-year period commencing January 1, 2012 and ending December 31, 2014 equals or exceeds the total return for the Index for the comparable period;

  •
  in the event of a Change in Control (as defined in the 2011 Equity Incentive Plan), all of the shares (reduced by the number of shares that have already vested) vest on the control change date if the Company's TSR (based on the change in control price) for the period that begins on January 1st of the year in which the control change date occurs and ends on the control change date equals or exceeds the total return for the comparable period; and

  •
  all of the shares (reduced by the number of shares that have already vested) vest on the date that the executive's employment is terminated on account of the executive's death, disability, termination without cause or voluntary termination for good reason.

  Our TSR for the one-year period commencing January 1, 2012 and ending December 31, 2012 did not equal or exceed the return for the Index for the comparable period. As a result, none of the performance-based restricted shares of common stock have vested. For more information, see "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—2012 Equity Incentives: Performance-Based Stock Awards."

(4)
Represents time-based restricted stock awards granted to our named executive officers on April 25, 2012 under our 2011 Equity Incentive Plan. The time-based restricted stock awards vest over a three year period as follows:

•
25% of the shares of common stock covered by the time-based stock award vest on December 31, 2012;

•
25% of the shares of common stock covered by the time-based stock award vest on December 31, 2013; and

•
50% of the shares of common stock covered by the time-based stock award vest on December 31, 2014.

For more information, see "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—2012 Equity Incentives: Time-Based Stock Awards."

(5)
Represents the aggregate grant date fair value of the performance-based stock awards and the time-based stock awards granted to our named executive officers on April 25, 2012 under our 2011 Equity Incentive Plan. The amount has been computed in accordance with FASB ASC Topic 718. For more information regarding these stock awards, see Note 2 and Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under "—Compensation Discussion and Analysis." In 2012, Mr. Eng did not participate in the incentive awards or the stock awards granted to our named executive officers under our 2011 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

        The table below sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kerry W. Boekelheide	150,400	225,600	9.75	2/13/21	27,474	261,003	27,474	261,003
Daniel P. Hansen	94,000	141,000	9.75	2/13/21	25,305	240,398	25,305	240,398
Craig J. Aniszewski	94,000	141,000	9.75	2/13/21	16,267	154,537	16,267	154,537
Stuart J. Becker	18,800	28,200	9.75	2/13/21	13,556	128,782	13,556	128,782

(1)
The closing sale price of our common stock on the NYSE on December 31, 2012 was $9.50.

Option Exercises and Stock Vested

        During 2012, the named executive officers did not exercise any stock options that we granted to them upon completion of our IPO in February 2011. The following table sets forth information regarding the exercise of option awards and stock vesting during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Kerry W. Boekelheide	—	—	9,158	87,001
Daniel P. Hansen	—	—	8,435	80,133
Craig J. Aniszewski	—	—	5,423	51,514
Stuart J. Becker	—	—	4,519	42,931

(1)
Reflects time-based restricted stock awards that vested on December 31, 2012. On December 31, 2012, the closing sale price of our common stock on the NYSE was $9.50.

Employment Agreements

        We entered into employment agreements, effective as of February 14, 2011, with Mr. Boekelheide, Mr. Hansen, Mr. Aniszewski and Mr. Becker. We believe that the terms of these employment agreements provide these executives with day-to-day employment stability and enable them to properly focus their attention on their duties and responsibilities with the company, thereby promoting productivity. The following is a summary of the material terms of the agreements.

        The employment agreements have a term of three years. Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least three months' notice of non-renewal. The employment agreements require each executive officer to devote substantially all of his business time to our affairs.

        The employment agreements provide for:

  •
  an annual base salary, which is subject to increase on an annual basis in the discretion of the Board or the Compensation Committee;

  •
  eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by the Board or the Compensation Committee;

  •
  participation in our 2011 Equity Incentive Plan, as well as other incentive, savings and retirement plans applicable generally to our senior executives; and

  •
  medical and other group welfare plan coverage provided to our senior executives.

        The employment agreements with Mr. Boekelheide, Mr. Hansen and Mr. Aniszewski provide that if the executive loses the supplemental health benefit provided to him by The Summit Group, we will establish, if permitted by applicable law, a medical reimbursement plan providing the same level of supplemental health benefits.

        The employment agreements provide that, in the event the executive's employment with us ends on account of a "termination without cause" or a "voluntary termination for good reason" (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  all outstanding options, shares of restricted stock and other equity awards will be vested and exercisable as of the termination date and outstanding options, stock appreciation rights and similar equity awards will remain exercisable until their stated expiration date as if the executive's employment had not terminated;

  •
  the executive will be paid, in a single lump sum, an amount equal to the product of the "severance multiple" (as defined below), and his then-current base salary;

  •
  the executive will be paid, in a single lump sum, an amount equal to the product of the severance multiple, and the greater of the highest annual bonus paid to him for the three fiscal years ended immediately before the termination date and 100% (for Messrs. Boekelheide and Hansen), 75% (for Mr. Aniszewski) and 50% (for Mr. Becker) of his then-current base salary;

  •
  the executive will be paid, in a single lump sum, a pro-rated bonus for the then-current fiscal year based on his annual bonus for the fiscal year ended prior to his termination;

  •
  the executive will be paid, in a single lump sum, an amount equal to the product of the severance multiple and the annual premium or cost paid by us for health, dental and vision insurance coverage for the executive and his eligible dependents in effect on the termination date;

  •
  the executive will be paid, in a single lump sum, an amount equal to the product of the severance multiple and the annual premium or cost paid by us for disability and life insurance coverage for the executive in effect on the termination date.

        The "severance multiple" is three times for Mr. Boekelheide and Mr. Hansen and one and one-half times for Mr. Aniszewski and Mr. Becker. The severance multiple is two times for Mr. Aniszewski and Mr. Becker in the event the executive's employment with us ends on account of a termination without cause or a voluntary termination for good reason in connection with a change in control.

        The employment agreements do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. Instead, the employment agreements provide that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).

        Each employment agreement also provides that in the event the executive's employment is terminated for any reason other than a termination by us without cause or by the executive for good reason, including upon the executive's death or disability, the executive is entitled to receive a standard termination benefit, which consists of the executive's earned but unpaid compensation up to the termination date and any benefits due under the terms of our employee benefit plans.

        The employment agreements also contain standard confidentiality provisions and non-competition provisions.

Severance Agreements

        Effective upon completion of our initial public offering in February 2011, we entered into a severance agreement with Mr. Eng, our Vice President, General Counsel and Secretary. We also entered into a severance agreement with Mr. Hester, our Vice President, Chief Accounting Officer and Director of SEC Reporting, in August 2012. The severance agreements with Mr. Eng and Mr. Hester have an initial term of three years (expiring February 14, 2014 and August 13, 2015, respectively) and renew for one-year terms thereafter unless terminated in accordance with their terms.

        The severance agreements with Mr. Eng and Mr. Hester provide for payments under the termination scenarios described above under "—Employment Agreements." The severance multiple is one times unless Mr. Eng's or Mr. Hester's employment with us ends on account of a termination without cause or a voluntary termination for good reason in connection with a change in control, in which case the severance multiple is two times.

        The severance agreements do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. Instead, the severance agreements provide that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if the executives will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).

        The severance agreements also provide that in the event the executives' employment are terminated for any reason other than a termination by us without cause or by the executives for good reason, including upon the executives' death or disability, the executives are entitled to receive a standard termination benefit, which consists of the executives' earned but unpaid compensation up to the termination date and any benefits due under the terms of our employee benefit plans.

        The severance agreements also contain standard confidentiality provisions and non-competition provisions.

Potential Payments Upon Termination or Change in Control

        The table below reflects the amount of compensation that each of our named executive officers would be entitled to receive under his existing employment or severance agreement upon termination of such executive's employment in certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2012, and are only estimates of the amounts that would be paid out to such executives upon termination of their employment. The actual amounts to be paid out can only be determined at the time of such executive's separation from the company. In the event of a termination by the Company for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in the table and would only be entitled to the standard termination benefits provided under their employment agreements.

	Termination Without Cause or Voluntary Termination for Good Reason (No Change in Control)	Termination Without Cause or Voluntary Termination for Good Reason (Change in Control)	Death or Disability(1)
Kerry W. Boekelheide
Cash Severance Payment(2)	$2,280,000	$2,280,000	—
Medical/Welfare Benefits(3)	$27,717	$27,717	—
Acceleration of Equity Awards(4)	$522,006	$522,006	$522,006

Total(5)	$2,829,723	$2,829,723	$522,006

Daniel P. Hansen
Cash Severance Payment(2)	$2,100,000	$2,100,000	—
Medical/Welfare Benefits(3)	$24,526	$24,526	—
Acceleration of Equity Awards(4)	$480,795	$480,795	$480,795

Total(5)	$2,605,321	$2,605,321	$480,795

Craig J. Aniszewski
Cash Severance Payment(2)	$787,500	$1,050,000	—
Medical/Welfare Benefits(3)	$13,406	$17,875	—
Acceleration of Equity Awards(4)	$309,073	$309,073	$309,073

Total(5)	$1,109,979	$1,376,948	$309,073

Stuart J. Becker
Cash Severance Payment(2)	$562,500	$750,000	—
Medical/Welfare Benefits(3)	$9,263	$12,351	—
Acceleration of Equity Awards(4)	$257,564	$257,564	$257,564

Total(5)	$829,327	$1,019,915	$257,564

Christopher R. Eng
Cash Severance Payment(2)	$215,000	$425,000	—
Medical/Welfare Benefits(3)	$366	$732	—
Acceleration of Equity Awards(4)	—	—	—

Total(5)	$215,366	$425,732	—

(1)
A termination of the executive officer's employment due to death or disability entitles the executive officer to benefits under our life insurance and disability insurance plans. In addition, outstanding stock options that have not yet vested and outstanding stock awards that have not yet vested immediately vest upon the executive officer's termination of employment due to death or disability.

(2)
The amounts shown in this row do not include any accrued salary, earned but unpaid bonuses, accrued but unused vacation pay or the distribution of benefits from any tax-qualified retirement or 401(k) plan. Those amounts are payable to our named executive officers upon any termination of their employment, including a termination with cause and a voluntary termination without good reason.

(3)
The amounts shown in this row are estimates of the cash payments to be made under the applicable employment or severance agreement based on the annual premiums to be paid by us for health care, life and disability insurance and other benefits expected to be provided to each executive officer.

(4)
In the event of a change in control, outstanding stock options that have not yet vested and stock awards that have not yet vested would generally become fully vested regardless of whether the executive's employment is terminated. In accordance with SEC guidance, the value of each option that is accelerated upon the triggering events shown in this table is equal to the spread between the exercise price and the per-share market price of the Company's common stock on December 31, 2012. On that date, the per-share market price of the Company's common stock was less than the exercise price of each option. Accordingly, no amount has been shown in the table for the accelerated vesting of these stock options.

(5)
The employment and severance agreements with our named executive officers do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Code. The employment agreements instead provide that the severance and any other payments or benefits that are treated as parachute payments under the Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive). The amounts shown in the table assume that the executive officer will receive the total or unreduced benefits.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement ("CD&A") with management of the Company. Based on the Compensation Committee's review of the CD&A and the Compensation Committee's discussions of the CD&A with management, the Compensation Committee recommended to the Board (and the Board has approved) that the CD&A be included in the Company's Proxy Statement on Schedule 14A prepared in connection with the Annual Meeting.

Compensation Committee of the Board: Wayne W. Wielgus (Chair) David S. Kay Bjorn R. L. Hanson April 23, 2013

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board, in accordance with the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and discussed with management the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the Company's year-end earnings release.

        The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accountants the auditors' independence, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed and received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence.

        The Audit Committee discussed with the Company's independent registered public accountants the overall scope and plans for their audit. The Audit Committee met four times in 2012 with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held meetings with management prior to the filing of each of the Company's Quarterly Reports on Form 10-Q with the SEC and the release to the public of its quarterly earnings, and reviewed and discussed with management the Company's Quarterly Reports on Form 10-Q and its quarterly earnings releases.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

        The Audit Committee is also responsible for monitoring the Company's procedures for compliance with the rules for taxation as a REIT under Sections 856-860 of the Code.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP ("KPMG"), the Company's independent registered public accounting firm for the year ended December 31, 2012, was in fact "independent."

        The Audit Committee has adopted a written charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE.

        Each of the Audit Committee members is independent as defined by the NYSE listing standards and each member is financially literate. The Board has identified David S. Kay as the "audit committee financial expert" within the meaning of the SEC rules.

Audit Committee of the Board: David S. Kay (Chair) Bjorn R. L. Hanson Wayne W. Wielgus April 23, 2013

 PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF E&Y

        On March 21, 2013, following a competitive process undertaken by the Audit Committee of the Board, the Audit Committee approved the dismissal of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm. KPMG served as the Company's independent registered public accounting firm from June 2010 through March 25, 2013. See "—Change in Independent Registered Public Accounting Firm" below.

        On March 21, 2013, the Audit Committee of the Board selected the accounting firm of E&Y to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. Although current laws, rules and regulations, as well as the Audit Committee charter, require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of E&Y for ratification by stockholders as a matter of good corporate practice. E&Y has served as the Company's independent registered public accounting firm since March 25, 2013.

        A representative of E&Y is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. We do not expect a representative of KPMG to be present at the Annual Meeting.

        The Board recommends that you vote FOR Proposal No. 2.

Fee Disclosure

        The following is a summary of the fees billed to the Company by KPMG, the Company's former independent registered public accounting firm for professional services rendered for the years ended December 31, 2012 and 2011. No fees were paid for the years ended December 31, 2012 and 2011 to E&Y, the Company's current independent registered public accounting firm.

	Year Ended December 31, 2012	Year Ended December 31, 2011
KPMG:
Audit Fees	$881,950	$772,160
Audit-Related Fees	—	—
Tax Fees	$225,960	—
All Other Fees	—	—

Total	$1,107,910	$772,160

  Audit Fees

        "Audit Fees" consist of fees and expenses billed for professional services rendered for the audit of the financial statements, review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.

  Audit-Related Fees

        "Audit-Related Fees" consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not "Audit Fees."

  Tax Fees

        "Tax Fees" consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

  All Other Fees

        "All Other Fees" consist of fees and expenses for products and services that are not "Audit Fees," "Audit-Related Fees" or "Tax Fees."

Pre-Approval Policy

        All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by KPMG in 2012 was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. All of the fees paid to KPMG in 2012 and 2011 that are described above were approved by the Board.

        The Audit Committee has considered whether, and has determined that, the provision by KPMG of the services described under "Audit-Related Fees," "Tax Fees" and "Other Fees" is compatible with maintaining KPMG's independence from management and the Company.

Change in Independent Registered Public Accounting Firm

        The Audit Committee completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the year ending December 31, 2013. As a result of this process on March 21, 2013, the Audit Committee engaged E&Y as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, and dismissed KPMG from that role.

        KPMG's reports on the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2012 and for the period from February 14, 2011 (commencement of operations) through December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal year ended December 31, 2012 and for the period from February 14, 2011 (commencement of operations) through December 31, 2011 and the subsequent interim period through March 21, 2013, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in its reports on the audited consolidated financial statements for such years, and (ii) no "reportable events" (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

        The Company provided KPMG with a copy of the disclosures made in a Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the SEC. The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of KPMG's letter dated March 27, 2013 was attached as Exhibit 16.1 to the Report.

        Prior to the Audit Committee's appointment of E&Y on March 21, 2013 to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, the Company engaged E&Y on February 7, 2013 to audit the combined balance sheets of the TVG Portfolio of Hotels as of December 31, 2012 and 2011, and the related combined statements of operations, owners' deficit in hotels and cash flows for each of the three years ended December 31,

2012. During the fiscal year ended December 31, 2012 and for the period from February 14, 2011 (commencement of operations) through December 31, 2011 and the subsequent interim period through March 21, 2013, the Company has not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the audited consolidated financial statements, and no written report or oral advice was provided to the Company by E&Y that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a "reportable event" (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL NO. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

        Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 3:

          "NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement."

        This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of the Company's stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

        The Company's primary objective is to enhance stockholder value over time by generating strong risk-adjusted returns for our stockholders.

        As described in more detail under "Compensation Discussion and Analysis," our compensation program for our senior executives is designed to achieve this objective by rewarding performance and encouraging actions that drive success in our business objectives.

        The Board recommends that you vote FOR Proposal No. 3.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth the beneficial ownership of our common stock, as of April 19, 2013, for each stockholder that is known by us to be the beneficial owner of more than five percent of our common stock based upon filings made with the SEC. The percentages shown in this table are calculated as of that date. On April 26, 2013, we expect there to be a total of 65,931,900 shares of our common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
The Vanguard Group, Inc.(2)	5,022,010	7.6%
Wellington Management Company, LLC(3)	5,000,137	7.6%
Columbia Wagner Asset Management(4)	3,803,000	5.8%
Nuveen Asset Management, LLC(5)	3,416,125	5.2%

(1)
The number of shares of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The number of shares held by the stockholders who filed statements on Schedule 13G as described in other footnotes to this table is current as of the date of the filing of their Schedules 13G.

(2)
The number of shares and the information in this footnote are based on a statement on Amendment No. 2 to a Schedule 13G filed with the SEC on February 11, 2013 by The Vanguard Group, Inc. ("Vanguard"). Vanguard has sole voting power over 49,385 shares, sole dispositive power over 4,973,925 shares and shared dispositive power over 48,085 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 48,085 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,300 shares as a result of its serving as investment manager of Australian investment offerings. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(3)
The number of shares and the information in this footnote are based on a statement on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2013 by Wellington Management Company, LLC ("Wellington Management"). Wellington Management has shared voting power over 3,300,665 shares and shared dispositive power over 5,000,137 shares. Wellington Management has its principal business office at 280 Congress St., Boston, MA 02210.

(4)
The number of shares and the information in this footnote are based on a statement on Amendment No. 1 to a Schedule 13G filed with the SEC on February 14, 2013 by Columbia Wanger Asset Management, LLC ("Columbia Wanger"). Columbia Wanger has sole voting power over 3,085,000 shares and sole dispositive power over 3,803,000 shares. The shares held by Columbia Wagner include shares, which represented 6.1% of the Company's common stock as of February 14, 2013, held by Columbia Acorn Trust, which is advised by Columbia Wagner. Columbia Wanger has its principal business office at 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(5)
The number of shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 13, 2013 by Nuveen Asset Management, LLC ("Nuveen"). Nuveen had sole voting power over 3,185,363 shares and sole dispositive power over 3,416,125 shares. Nuveen has its principal business office at 333 W. Wacker Drive, Chicago, IL 60606.

Security Ownership of Management

        The following table sets forth the beneficial ownership of our common stock as of April 19, 2013, for each of our named executive officers, each of our director/nominees and all of our executive officers and directors as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of All Shares(2)
Kerry W. Boekelheide(3)	1,718,189	2.6%
Daniel P. Hansen(4)	346,664	*
Craig J. Aniszewski(5)	188,181	*
Stuart J. Becker(6)	117,146	*
Christopher R. Eng(7)	12,631
Bjorn R. L. Hanson	5,322	*
David S. Kay	7,322	*
Thomas W. Storey	19,936	*
Wayne W. Wielgus	19,822	*
All directors and executive officers as a group (10 persons)	2,460,213	3.7%

*
Represents less than one percent.

(1)
Unless otherwise indicated in the following footnotes, each person has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person. The address of each named person is c/o Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738.

(2)
Based on 65,931,900 shares of our common stock, expected to be issued and outstanding as of April 26, 2013. The total number of shares of our common stock outstanding used in calculating this percentage assumes that all shares of our common stock that each person has the right to acquire within 60 days of April 19, 2013 (pursuant to the exercise of stock options or upon the redemption of common units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(3)
Includes (i) 150,400 shares of our common stock issuable upon the exercise of stock options granted to Mr. Boekelheide upon completion of our IPO and (ii) 27,474 unvested shares of our common stock issued under our 2011 Equity Incentive Plan.

(4)
Includes (i) 94,000 shares of our common stock issuable upon the exercise of stock options granted to Mr. Hansen upon completion of our IPO and (ii) 25,305 unvested shares of our common stock issued under our 2011 Equity Incentive Plan.

(5)
Includes: (i) 4,105 shares of common stock issuable upon redemption of common units held by Mr. Aniszewski; (ii) 94,000 shares of our common stock issuable upon the exercise of stock options granted to Mr. Aniszewski upon completion of our IPO and (iii) 16,267 unvested shares of our common stock issued under our 2011 Equity Incentive Plan.

(6)
Includes (i) 18,800 shares of our common stock issuable upon the exercise of stock options granted to Mr. Becker upon completion of our IPO and (ii) 13,556 unvested shares of our common stock issued under our 2011 Equity Incentive Plan.

(7)
Includes 12,131 unvested shares of our common stock issued under our 2011 Equity Incentive Plan.

 RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

        We have adopted a written policy for the review and approval of related person transactions requiring disclosure under Item 404(a) of Regulation S-K. This policy provides that the Nominating and Corporate Governance Committee is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) our Company or one of our subsidiaries will be a participant and (iii) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing. The policy may deem certain interested transactions to be pre-approved.

Related Party Transactions

        Beginning in May 2013, Mr. Storey will serve as the President of Hospitality of LodgeNet Interactive Corporation (OTC: LNETQ), a hotel industry technology company. In 2012, the Company paid LNETQ approximately $300,000 in fees associated with interactive media and connectivity services in our hotels. In 2012, we received from LNETQ approximately $24,000 in commissions from pay-per-view rentals in our hotels.

OTHER INFORMATION

Discretionary Voting Authority

        We do not anticipate that any matter other than the proposals set out in this Proxy Statement will be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any person who owns more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to our equity securities. We prepare and file these reports on behalf of our directors and executive officers. During 2012, all Section 16(a) reporting requirements applicable to our directors and executive officers were satisfied, except:

  •
  Mr. Boekelheide, Mr. Hansen, Mr. Aniszewski and Mr. Becker did not file timely a Form 4 relating to the grants of restricted common shares (60,305 shares granted to Mr. Boekelheide, 64,106 shares granted to Mr. Hansen, 37,957 shares granted to Mr. Aniszewski and 31,631 shares granted to Mr. Becker) on April 15, 2012. These executive officers subsequently filed the required reports on June 22, 2012.

  •
  On September 30, 2012, certain entities affiliated with Mr. Boekelheide were dissolved and an aggregate of 108,316 common units in the Operating Partnership were distributed by these entities to individuals who are not affiliated with us and 208,570 common units in the Operating Partnership were distributed by these entities to Mr. Boekelheide. Mr. Boekelheide did not file timely a Form 4 relating to the distribution of these common units. Mr. Boekelheide subsequently filed the required report on January 7, 2013.

  •
  On September 30, 2012, The Summit Group Inc., an entity that was wholly owned by Mr. Boekelheide, distributed an aggregate of 1,183,993 common units to Mr. Boekelheide.

    Mr. Boekelheide did not file timely a Form 4 relating to the distribution of these common units. Mr. Boekelheide subsequently filed the required report on January 7, 2013.

Stockholder Proposals and Director Nominations for the 2014 Annual Meeting of Stockholders

  Requirements for Proposals to be Considered for Inclusion in Proxy Materials.

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2014 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than December 25, 2013 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2014 annual meeting of stockholders by more than 30 days from the anniversary of this year's meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2014 annual meeting of stockholders. Proposals should be mailed to our Secretary at the following address:

Summit Hotel Properties, Inc.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
Attention: Secretary

  Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations

        Stockholders who wish to nominate persons for election to the Board at the 2014 annual meeting of stockholders or who wish to present a proposal at the 2014 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than November 25, 2013 and no later than December 25, 2013 (provided, however, that if the 2014 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of this year's meeting, nominations and proposals must be received no earlier than the 150th day prior to the date of the 2014 annual meeting of stockholders and no later than the 120th day prior to the date of the 2014 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2014 annual meeting of stockholders is first made). The stockholder's written notice must include certain information concerning the stockholder and each nominee as specified in our Bylaws. If a stockholder's written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2014 annual meeting of stockholders. A stockholder's written notice should be sent to our Secretary at the following address:

Summit Hotel Properties, Inc.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
Attention: Secretary

Requests for Annual Report on Form 10-K

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and the financial statement schedules, may be obtained at our website at www.shpreit.com. If you would like to receive a complimentary copy of our Annual Report on Form 10-K, please submit a written request to:

Summit Hotel Properties, Inc.
12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
Attention: Investor Relations

BY ORDER OF THE BOARD OF DIRECTORS

Christopher Eng
Vice President, General Counsel and Secretary

Austin, Texas
April 24, 2013

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000178005_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Kerry W. Boekelheide 02 Daniel P. Hansen 03 Bjorn R. L. Hanson 04 David S. Kay 05 Thomas W. Storey 06 Wayne W. Wielgus SUMMIT HOTEL PROPERTIES, INC. 12600 HILL COUNTRY BLVD R-100 AUSTIN TX, 78738 The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. Ratify the appointment of ERNST & YOUNG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and 3. An advisory vote on executive compensation. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly be brought before the Annual Meeting and at any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K/Annual Report is/are available at www.proxyvote.com. SUMMIT HOTEL PROPERTIES, INC. Annual Meeting of Stockholders June 12, 2013 3:00 PM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Daniel P. Hansen and Christopher R. Eng, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SUMMIT HOTEL PROPERTIES, INC. (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, CDT on June 12, 2013, at the Company’s principal executive offices located at 12600 Hill Country Blvd, R-100, Austin, TX 78738, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

QuickLinks

GENERAL INFORMATION
FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE MATTERS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF E&Y
PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PARTY TRANSACTIONS
OTHER INFORMATION